UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2016

SPIRE INC.
(Exact name of registrant as specified in its charter)

Missouri	1-16681	74-2976504
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 Market St. Louis, Missouri	63101
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (314) 342-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 8.01 Other Events.
On September 12, 2016, Spire Inc. (the “Company”) completed its previously announced acquisition (the “Acquisition”) of all of the outstanding shares of EnergySouth, Inc., the parent company of Mobile Gas Service Corporation and Willmut Gas & Oil Company, from Sempra U.S. Gas & Power, LLC.
In connection with the Acquisition, on September 9, 2016, the Company closed on the private placement of $35 million in aggregate principal amount of its unsecured Series 2016 Senior Notes, Tranche A, due 2021 (the “Tranche A Notes”) and $130 million in aggregate principal amount of its unsecured Series 2016 Senior Notes, Tranche B, due 2026 (the “Tranche B Notes” and collectively with the Tranche A Notes, the “Notes”) previously described in the Company’s Current Report on Form 8-K filed on June 21, 2016. The Tranche A Notes will mature on September 1, 2021 and the Tranche B Notes will mature on September 1, 2026. The Tranche A Notes and Tranche B Notes will bear interest at a rate per annum of 2.52% and 3.13%, respectively. Interest on the Notes shall be payable semiannually on each of March 1 and September 1, commencing March 1, 2017.
The net proceeds from the sale of the Notes were used, together with cash on hand, short-term debt and proceeds from the Company’s sale in May of common stock, to fund the Acquisition.
A copy of the Company’s press release announcing the closing of the Acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number    Description
99.1    Press release dated September 12, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

SPIRE INC.
Date: September 12, 2016	By:	/s/ Suzanne Sitherwood
Suzanne Sitherwood President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number    Description
99.1    Press release dated September 12, 2016.